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                                                                     EXHIBIT 5.1


              (KRIEG DEVAULT ALEXANDER & CAPEHART, LLP LETTERHEAD)


December 1 , 2004

Old National Bancorp
Old National Plaza
One Main Street
Evansville, Indiana 47708


Ladies and Gentlemen:

         We have acted as counsel to Old National Bancorp, an Indiana corporation (the "Corporation"), in connection with the preparation and filing of a registration statement on Form S-3 (the "Registration Statement") providing for the registration under the Securities Act of 1933, as amended (the "Act"), of up to $700,000,000 aggregate initial offering price of

         (i) senior debt securities ("Senior Debt Securities"), subordinated debt securities ("Subordinated Debt Securities") and junior subordinated debt securities ("Junior Subordinated Debt Securities) of the Corporation (collectively, "Debt Securities");

         (ii) shares of common stock, no par value, of the Corporation ("Common Stock");

         (iii) shares of preferred stock, no par value, of the Corporation ("Preferred Stock"), which may be issued in the form of depositary shares ("Depositary Shares") evidenced by depositary receipts ("Depositary Receipts");

         (iv) warrants to purchase Debt Securities, Common Stock, Preferred Stock or Depositary Shares of the Corporation ("Warrants");

         (v) contracts to purchase or sell Debt Securities, Common Stock, Preferred Stock or Depositary Shares of the Corporation ("Purchase Contracts");

         (vi) units (the "Units"), which are comprised of one or more of the Securities (as defined below) in any combination;

         (vii) trust preferred securities of ONB Capital Trust III, ONB Capital Trust IV, ONB Capital Trust V and ONB Capital Trust VI (the "Trust Preferred Securities") representing an undivided preferred beneficial interest in the assets of ONB Capital Trust III, ONB Capital Trust IV, ONB Capital Trust V and ONB Capital Trust VI, respectively, each of which is a Delaware statutory trust (each a "Trust" and, collectively, the "Trusts"); and

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         (viii)   guarantees by the Corporation, on a junior subordinated basis, of the payment of distributions and the redemption or liquidation price of the Trust Preferred Securities (the
                  "Trust Preferred Securities Guarantees").

         The Debt Securities, Common Stock, Preferred Stock, Depositary Shares, Warrants, Purchase Contracts, Units, Trust Preferred Securities and the Trust Preferred Securities Guarantees are collectively referred to herein as the "Securities."

         We have examined: (i) the Registration Statement, including the prospectus and the exhibits (including those incorporated by reference) constituting a part of the Registration Statement; (ii) the respective indentures or forms of Indentures, as the case may be, for the respective Debt Securities (including, as exhibits, proposed forms of securities thereunder) between the Corporation and J.P. Morgan Trust Company, National Association, as Trustee under each indenture (the "Trustee"), providing for the issuance of the respective Debt Securities from time to time on the terms thereof (each an "Indenture" and, collectively, the "Indentures"); (iii) the Corporation's restated articles of incorporation and by-laws, each as amended to date; (iv) corporate proceedings of the Corporation relating to the Registration Statement, the Indentures and the transactions contemplated thereby; and (v) such other agreements, proceedings, documents and records and such matters of law as we have deemed necessary or appropriate to enable us to render this opinion. As to certain facts material to our opinion, we have relied, to the extent we deem such reliance proper, upon certificates of public officials and officers of the Corporation. In rendering this opinion, we have assumed the genuineness of signatures, the authenticity, accuracy and completeness of all documents, records and certificates submitted to us as originals, the conformity to the originals of all documents, records and certificates submitted to us as copies and the authenticity, accuracy and completeness of the originals of all documents, records and certificates submitted to us as copies.

         Based on the foregoing, we are of the opinion that:

         (1) when (i) the terms of the applicable Debt Securities and of their issuance and sale have been duly established in conformity with the applicable Indenture, (ii) such Debt Securities have been duly executed, authenticated, and delivered in accordance with the applicable Indenture, and
                  (iii) such Debt Securities have been issued and sold in the manner contemplated by the Registration Statement against delivery of applicable consideration, the Debt Securities so issued (including any Debt Securities issued in settlement of Purchase Contracts or Units) will constitute valid and binding obligations of the Corporation;

         (2) except with respect to Common Stock issuable upon (x) the conversion of Securities which are by their terms convertible ("Convertible Securities") or (y) the settlement of Purchase Contracts or Units, when (i) all necessary corporate action to authorize and approve the issuance of the Common Stock has been taken and (ii) the Common Stock is issued, sold and delivered in the manner contemplated by the Registration Statement against delivery of applicable consideration, the Common Stock will be validly issued, fully paid and nonassessable;

         (3) with respect to Common Stock issuable upon the conversion of Convertible Securities which are by their terms convertible, when (i) when all necessary corporate action to authorize and approve the issuance of the Common Stock upon conversion of the Convertible Securities has been taken, (ii) such Convertible Securities have been converted in accordance with their terms and (iii) the Common Stock is issued and


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                  delivered as contemplated thereby, such Common Stock will be validly issued, fully paid and nonassessable;

         (4) with respect to Common Stock issuable upon settlement of Purchase Contracts or Units comprised of Common Stock and any one or more other Securities, when (i) when all necessary corporate action to authorize and approve the issuance of the Common Stock upon settlement of the Purchase Contracts or Units has been taken, (ii) such Purchase Contracts or Units have been settled in accordance with their terms and (iii) the Common Stock is issued and delivered as contemplated thereby, such Common Stock will be validly issued, fully paid and nonassessable;

         (5) except with respect to Preferred Stock issuable upon (x) the conversion of Convertible Securities or (y) the settlement of Purchase Contracts or Units, when (i) all necessary corporate action has been taken approving and authorizing the issuance of the Preferred Stock (including the establishment of the terms thereof), (ii) the applicable articles of amendment have been duly filed with the Secretary of State of the State of Indiana and (iii) the Preferred Stock is issued, sold and delivered in the manner contemplated by the Registration Statement against delivery of the applicable consideration, the Preferred Stock will be validly issued, fully paid and nonassessable;

          (6) with respect to Preferred Stock issuable upon the conversion of Convertible Securities which are by their terms convertible, when (i) all necessary corporate action has been taken approving and authorizing the issuance of the Preferred Stock (including the establishment of the terms thereof) upon conversion of Convertible Securities, (ii) articles of amendment have been duly filed with the Secretary of State of the State of Indiana and (iii) such Convertible Securities have been converted in accordance with their terms, such Preferred Stock will be duly authorized, validly issued, fully paid and nonassessable;

         (7) with respect to Preferred Stock issuable upon settlement of Purchase Contracts or Units comprised of Preferred Stock and any one or more other Securities, when (i) all necessary corporate action has been taken approving and authorizing the issuance of the Preferred Stock (including the establishment of the terms thereof) upon settlement of Purchase Contracts or Units, (ii) articles of amendment have been duly filed with the Secretary of State of the State of Indiana and (iii) such Purchase Contracts or Units have been settled in accordance with their terms, such Preferred Stock will be validly issued, fully paid and nonassessable

         (8) when (i) all necessary corporate action to approve the execution and delivery of a deposit agreement relating to the Depositary Shares (the "Deposit Agreement") with a bank or trust company selected by the Corporation to act as depositary thereunder (the "Depositary"), (ii) the Deposit Agreement has been duly authorized, executed and delivered by each of the parties thereto, (iii) the terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the Deposit Agreement, (iv) the Preferred Stock represented by the Depositary Shares has been duly authorized, validly issued, fully paid and delivered to the Depositary, and (v) the Depositary Receipts evidencing the Depositary Shares have been executed and countersigned in accordance with the Depositary Agreement and issued against deposit of the Preferred Stock as contemplated by the Registration Statement and the Depositary Agreement, the Depositary Receipts will constitute valid and binding


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                  obligations of the Corporation and will entitle the holders thereof to the rights specified in the Depositary Shares and the Depositary Agreement;

         (9) when (i) all necessary corporate action to approve and authorize the execution and delivery of a warrant agreement that conforms in all material respects to the description thereof in the Registration Statement (the "Warrant Agreement") has been taken, (ii) such Warrant Agreement has been duly authorized, executed and delivered by each of the parties thereto, (iii) the terms of Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement, and (iv) the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement and issued and sold, against delivery of the applicable consideration, the Warrants will constitute valid and binding obligations of the Corporation;

         (10) when (i) all necessary corporate action to approve and authorize the execution and delivery of Purchase Contracts that conform in all material respects to the description thereof in the Registration Statement has been taken, (ii) such Purchase Contracts have been duly authorized, executed and delivered by each of the parties thereto, (iii) the terms of such Purchase Contracts and the underlying Securities relating thereto and of their issuance and sale have been duly established, and (iv) such Purchase Contracts have been issued and sold, against delivery of the applicable consideration, the Purchase Contracts will constitute valid and binding obligations of the Corporation;

         (11) when (i) all necessary corporate action to approve and authorize the issuance of Units, including the component Securities contained therein, and the documents evidencing and used in connection with the issuance and sale of Units, which documents conform in all material respects to the description thereof in the Registration Statement (the "Unit Documents") has been taken, (ii) the Units and the Unit Documents have been executed and delivered by each of the parties thereto in accordance with their respective terms and provisions, (iii) the terms of the Units and of their issuance and sale have been duly established in conformity with the Unit Documents, and (iv) the Units have been issued and sold as contemplated in the Unit Documents, against delivery of the applicable consideration, the Units will constitute valid and binding obligations of the Corporation; and

         (12) when (i) the guarantee agreement relating to the Trust Preferred Securities Guarantees of the Trust Preferred Securities of a Trust has been duly authorized, executed and delivered by each of the parties thereto substantially in the form filed as an exhibit to the Registration Statement, (ii) the amended and restated trust agreement relating to the issuance of Trust Preferred Securities by such Trust (the "Amended and Restated Trust Agreement") has been duly authorized, executed and delivered by each of the parties thereto substantially in the form filed as an exhibit to the Registration Statement, (iii) the terms of the corresponding Junior Subordinated Debt Securities and of their issuance and sale have been duly established in conformity with the junior subordinated indenture filed as an exhibit to the Registration Statement, and the Junior Subordinated Debt Securities have been duly executed and authenticated in accordance with such junior subordinated indenture and issued and sold to such Trust as contemplated in the Registration Statement, (iv) the terms of the Trust Preferred Securities and of their issuance and sale by such Trust have been duly established in conformity with such Trust's Amended and Restated Trust Agreement, and (v) the Trust Preferred Securities have been duly authorized, executed, authenticated and issued and sold in accordance


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                  with the Amended and Restated Trust Agreement, against payment of the applicable consideration, the Trust Preferred
                  Securities Guarantees relating to the Trust Preferred Securities of such Trust will constitute valid and binding obligations of the Corporation.

         Insofar as the opinions expressed above relate to the validity, binding effect or enforceability of any agreement or obligation of the Corporation, such opinions are subject to applicable bankruptcy, reorganization, insolvency, receivership, conservatorship, moratorium, fraudulent conveyance or other similar laws affecting the rights of creditors now or hereafter in effect, and to equitable principles that may limit the right to specific enforcement of remedies and to the application of principles of public policy.

         As to the legality of the Trust Preferred Securities to be issued by the Trusts, you are receiving the opinion of Richards, Layton & Fingers, P.C., special Delaware counsel to the Trusts and the Trustee.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference made to us in the Registration, in the Prospectus and any Prospectus Supplement under the caption "Legal Matters." In giving this consent, we do not thereby admit that we are "experts" within the meaning of Section 11 of the Act, or that we come within the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


                                                Very truly yours,



                                                /s/ KRIEG DEVAULT LLP


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